SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            MS STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                   13-4026700
(State of Incorporation or Organization)               (I.R.S. Employer
                                                      Identification no.)
             1585 Broadway
              New York, NY                                  10036
(Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
to General Instruction A.(c), please     to General Instruction A.(d), please
check the following box. |X|             check the following box. |_|


Securities Act registration statement file number to which this form relates:
333-64879 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                     Name of Each Exchange on
         Title of Each Class                                Which Each
         to be so Registered                         Class is to be Registered
         -------------------                         -------------------------
 SATURNS AT&T Corp. Debenture Backed Series           New York Stock Exchange
 2003-14 Adjustable Rate Class A Callable Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

           For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 44 through 63 of the Registrant's Prospectus, dated March 5, 2003 (Registration No. 333-101155), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-3 through S-9, S-10 through S-13 and S-25 through S-29, respectively, of the Registrant's related Prospectus Supplement, dated September 26, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.    Exhibits.

           4.1 The Standard Terms for Trust Agreements, dated March 5, 2003, filed as part of Securities Act Registration Statement No. 333-101155 and the Trust Agreement relating to the Class A Units are expected to be filed under cover of Form 8-K within 15 days of the closing date as described in the above referenced Prospectus Supplement.

                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 29, 2003                             MS STRUCTURED ASSET CORP.
                                                     (Registrant)


                                                     By: /s/ John Kehoe
                                                        ------------------------
                                                     Name:  John Kehoe
                                                     Title: Vice President